Exhibit 23.2

            CONSENT OF INDEPENDENT PETROLEUM ENGINEER

     As independent petroleum engineers, we hereby consent to the use of our name included herein or incorporated by reference in this Form 10-K by McMoRan Exploration Co. and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 1999, into McMoRan Exploration Co.'s previously filed Registration Statements on Form S-3 (File No. 333-95195) and on Forms S-8 (File Nos. 333-67485 and 333-67963).


                                   /s/ Ryder Scott Company L.P.
                                   RYDER SCOTT COMPANY, L.P.


Houston, Texas
February 4, 2000